Exhibit 99.1

HubSpot Reports Q1 2017 Results

Strong Revenue Growth, Improved Margins and Positive Free Cash Flow

Full-Year 2017 Guidance Raised

CAMBRIDGE, MA (May 2, 2017) — HubSpot, Inc. (NYSE: HUBS), a leading inbound marketing and sales software company, today announced financial results for the first quarter ended March 31st, 2017.

Financial Highlights:

Revenue

•	Total revenue was $82.3 million, up 40% compared to the first quarter of 2016.

•	Subscription revenue was $77.5 million, up 41% compared to the first quarter of 2016.

•	Professional services and other revenue was $4.7 million, up 18% compared to the first quarter of 2016.

Operating Income (Loss)

•	GAAP operating margin was (9.7%) for the quarter, compared to (16.7%) in the first quarter of 2016.

•	Non-GAAP operating margin was 1.6% for the quarter, an improvement of approximately 7.7 percentage points from (6.1%) in the first quarter of 2016.

•	GAAP operating loss was ($8.0) million for the quarter, compared to ($9.9) million in the first quarter of 2016.

•	Non-GAAP operating income was $1.3 million for the quarter, compared to a loss of ($3.6) million in the first quarter of 2016.

Net Income (Loss)

•	GAAP net loss was ($8.1) million, or ($0.22) per basic and diluted share for the quarter, compared to ($10.2) million, or ($0.29) per basic and diluted share, in the first quarter of 2016.

•	Non-GAAP net income was $1.2 million, or $0.03 per basic and diluted share for the quarter, compared to net loss of ($3.9) million, or ($0.11) per basic and diluted share, in the first quarter of 2016.

•	First quarter weighted average basic and diluted shares outstanding for GAAP income per share was 36.2 million, compared to 34.7 million basic and diluted shares in the first quarter of 2016.

•	First quarter weighted average basic and diluted shares outstanding for non-GAAP net income per share was 36.2 million and 38.5 million, respectively, compared to 34.7 million shares in the first quarter of 2016.

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Balance Sheet and Cash Flow

•	The company’s cash, cash equivalents and investments balance was $160.6 million as of March 31, 2017.

•	During the first quarter, the company generated $11.6 million of free cash flow compared to a loss of ($4.9) million during the first quarter of 2016.

Additional Recent Business Highlights

•	Grew total customers to 31,262 at March 31, 2017, up over 40% from March 31, 2016.

•	Total average subscription revenue per customer was $10,357 during the first quarter of 2017.

•	Grew marketing customers to 24,775 at March 31, 2017, up 28% from March 31, 2016.

•	Increased marketing average subscription revenue per customer during the first quarter of 2017 to $12,598 from $11,494 in the first quarter of 2016.

“Q1 was another solid quarter for HubSpot and we’re very pleased with the results,” said Brian Halligan, co-founder and CEO. “Between the strong revenue growth and improved operating leverage we continue to show across the business, we see great signs that our marketing and sales products are really resonating with our customers. In particular, I’m incredibly excited about the impact we’re making with our growth stack customers who have adopted both our marketing and sales products and the huge opportunity we have to elevate the value we bring to both established and new customers around the world.”

Business Outlook

Based on information available as of May 2, 2017, HubSpot is issuing guidance for the second quarter of 2017 and raising guidance for full year 2017 as indicated below.

Second Quarter 2017:

•	Total revenue is expected to be in the range of $85.0 million to $86.0 million.

•	Non-GAAP operating loss is expected to be between a loss of ($1.0) million and breakeven. This excludes stock-based compensation expense of approximately $13.2 million.

•	Non-GAAP net loss per common share is expected to be between a loss of ($0.02) to breakeven. This excludes stock-based compensation expense of approximately $13.2 million. This assumes approximately 36.7 million weighted common shares outstanding.

Full Year 2017:

•	Total revenue is expected to be in the range of $355.5 million to $359.5 million, up from our previously guided range of $349 million to $353 million dollars.

•	Non-GAAP operating loss is expected to in be in the range of ($5.0) million to ($3.0) million, up from our previously guided range of a loss of ($11.5) million to ($7.5) million. This excludes stock-based compensation expense of approximately $45.2 million and amortization of acquired intangible assets of approximately $16 thousand.

•	Non-GAAP net loss per common share is expected to be in the range of ($0.10) to ($0.04), up from our previously guided range of a loss of ($.30) to ($.22). This excludes stock-based compensation expense of approximately $45.2 million and amortization of acquired intangible assets of approximately $16 thousand. This assumes approximately 36.9 million weighted common shares outstanding.

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Conference Call Information

HubSpot will host a conference call on Tuesday, May 2, 2017, at 4:30 p.m. Eastern Time (ET) to discuss its first quarter 2017 financial results and business outlook. To access this call, dial (877) 201-0168 (domestic) or (647) 788-4901 (international). The conference ID is 4752615. Additionally, a live webcast of the conference call will be available in the “Investor” section of the HubSpot’s web site at www.hubspot.com.

Following the conference call, a replay will be available until 11 pm on May 11, 2017 at (800) 585-8367 (domestic) or (416) 621-4642 (international). The replay pass code is 4752615. An archived webcast of this conference call will also be available in the “Investor” section of HubSpot’s web site at www.hubspot.com. The company has used, and intends to continue to use, the investor relations portion of its website as a means of disclosing material non-public information and for complying with disclosure obligations under Regulation FD.

About HubSpot

HubSpot is a leading inbound marketing and sales platform. Over 31,000 total customers in over 90 countries use HubSpot’s award-winning software, services, and support to create an inbound experience that will attract, engage, and delight customers. Learn more at www.hubspot.com.

The tables at the end of this press release include a reconciliation of generally accepted accounting principles (“GAAP”) to non-GAAP operating income (loss), operating margin, subscription margin, expense, expense as a percentage of revenue, net income (loss), and free cash flow for the first quarter ended March 31, 2017 and 2016. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures.”

Cautionary Language Concerning Forward-Looking Statements

This press release includes certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements concerning our financial guidance for the second fiscal quarter of 2017 and full year 2017, our position to execute on our growth strategy in the mid-market, and our ability to expand our leadership position and market opportunity for our inbound platform. These forward-looking statements include, but are not limited to, plans, objectives, expectations and intentions and other statements contained in this press release that are not historical facts and statements identified by words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates” or words of similar meaning. These forward-looking statements reflect our current views about our plans, intentions, expectations, strategies and prospects, which are based on the information currently available to us and on assumptions we have made. Although we believe that our plans, intentions, expectations, strategies and prospects as reflected in or suggested by those forward-looking statements are reasonable, we can give no assurance that the plans, intentions, expectations or strategies will be attained or achieved. Furthermore, actual results may differ materially from those described in the forward-looking statements and will be affected by a variety of risks and factors that are beyond our control including, without limitation, our history of losses, our ability to retain existing customers and add new customers, the continued growth of the market for an inbound platform; our ability to differentiate our platform from competing products and technologies; our ability to manage our growth effectively to maintain our high level of service; our ability to maintain and expand relationships with our marketing agency partners; our ability to successfully recruit and retain highly-qualified personnel; the price volatility of our common stock, and other risks set forth under the caption “Risk Factors” in our Annual Report on Form 10-K filed on February 16, 2017 and our other SEC filings. We assume no obligation to update any forward-looking statements contained in this document as a result of new information, future events or otherwise.

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Consolidated Balance Sheets

(in thousands)

	March 31,	December 31,
	2017	2016
Assets
Current assets:
Cash and cash equivalents	$69,786	$59,702
Short-term investments	53,001	54,648
Accounts receivable — net of allowance for doubtful accounts of $748 at March 31, 2017 and $617 at December 31, 2016	34,935	38,984
Deferred commission expense	9,550	9,025
Restricted cash	—	162
Prepaid hosting costs	2,234	5,299
Prepaid expenses and other current assets	10,263	8,433

Total current assets	179,769	176,253
Long-term investments	37,846	35,718
Property and equipment, net	34,697	30,201
Capitalized software development costs, net	7,072	6,523
Restricted cash	4,940	321
Other assets	1,184	966
Goodwill	9,773	9,773

Total assets	$275,281	$259,755

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$3,257	$4,350
Accrued compensation costs	8,717	11,415
Other accrued expenses	18,187	15,237
Capital lease obligations	790	796
Deferred rent	249	159
Deferred revenue	104,432	95,426

Total current liabilities	135,632	127,383
Capital lease obligations, net of current portion	288	275
Deferred rent, net of current portion	11,643	10,079
Deferred revenue, net of current portion	1,139	1,171
Asset retirement obligations	611	591
Other long-term liabilities	1,625	1,556

Total liabilities	150,938	141,055

Commitments and contingencies
Stockholders’ equity:
Common stock	36	36
Additional paid-in capital	379,459	365,444
Accumulated other comprehensive loss	(708)	(864)
Accumulated deficit	(254,444)	(245,916)

Total stockholders’ equity	124,343	118,700

Total liabilities and stockholders’ equity	$275,281	$259,755

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Consolidated Statements of Operations

(in thousands, except per share data)

	For the Three Months Ended March 31,
	2017	2016
Revenues:
Subscription	$77,503	$54,936
Professional services and other	4,749	4,024

Total revenue	82,252	58,960

Cost of Revenues:
Subscription	11,409	8,910
Professional services and other	5,663	5,061

Total cost of revenues	17,072	13,971

Gross profit	65,180	44,989

Operating expenses:
Research and development	13,370	9,804
Sales and marketing	46,672	35,198
General and administrative	13,138	9,848

Total operating expenses	73,180	54,850

Loss from operations	(8,000)	(9,861)

Other income (expense):
Interest income	303	179
Interest expense	(52)	(87)
Other expense	(128)	(333)

Total other income (expense)	123	(241)

Loss before income tax provision	(7,877)	(10,102)
Income tax provision	(198)	(52)

Net loss	$(8,075)	$(10,154)

Net loss per share, basic and diluted	$(0.22)	$(0.29)
Weighted average common shares used in computing basic and diluted net loss per share:	36,205	34,692

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Consolidated Statements of Cash Flows

(in thousands)

	For the Three Months Ended March 31,
	2017	2016
Operating Activities:
Net loss	$(8,075)	$(10,154)
Adjustments to reconcile net loss to net cash and cash equivalents provided by operating activities
Depreciation and amortization	3,329	2,201
Stock-based compensation	9,303	6,231
Provision for deferred income taxes	(27)	3
Amortization of bond premium discount	77	221
Noncash rent expense	1,667	1,112
Unrealized currency translation	(46)	(252)
Changes in assets and liabilities, net of acquisition
Accounts receivable	4,176	347
Prepaid expenses and other assets	1,061	(2,403)
Deferred commission expense	(464)	(299)
Accounts payable	(1,250)	(804)
Accrued expenses	922	(1,154)
Deferred rent	(34)	(23)
Deferred revenue	8,453	8,152

Net cash and cash equivalents provided by operating activities	19,092	3,178

Investing Activities:
Purchases of investments	(16,367)	(8,969)
Maturities of investments	15,860	8,875
Purchases of property and equipment	(5,835)	(6,641)
Capitalization of software development costs	(1,610)	(1,434)
Restricted cash	(4,431)	—

Net cash and cash equivalents used in investing activities	(12,383)	(8,169)

Financing Activities:
Employee taxes paid related to the net share settlement of stock-based awards	(1,153)	(958)
Proceeds related to the issuance of common stock under stock plans	4,340	2,992
Repayments of capital lease obligations	(240)	(142)

Net cash and cash equivalents provided by financing activities	2,947	1,892

Effect of exchange rate changes on cash and cash equivalents	428	538

Net increase (decrease) in cash and cash equivalents	10,084	(2,561)
Cash and cash equivalents, beginning of period	59,702	55,580

Cash and cash equivalents, end of period	$69,786	$53,019

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Reconciliation of non-GAAP operating income (loss) and operating margin

(in thousands, except percentages)

	Three Months Ended March 31,
	2017	2016
GAAP operating loss	$(8,000)	$(9,861)
Stock-based compensation	9,303	6,231
Amortization of acquired intangible assets	16	24

Non-GAAP operating income (loss)	$1,319	$(3,606)

GAAP operating margin	(9.7%)	(16.7%)
Non-GAAP operating margin	1.6%	(6.1%)

Reconciliation of non-GAAP net income (loss)

(in thousands, expect per share amounts)

	Three Months Ended March 31,
	2017	2016
GAAP net loss	$(8,075)	$(10,154)
Stock-based compensation	9,303	6,231
Amortization of acquired intangibles	16	24

Non-GAAP net income (loss)	$1,244	$(3,899)

Non-GAAP net income (loss) per share:
Basic	$0.03	$(0.11)
Diluted	$0.03	$(0.11)

Shares used in non-GAAP per share calculations:
Basic	36,205	34,692
Diluted	38,497	34,692

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Reconciliation of non-GAAP expense and expense as a percentage of revenue

(in thousands, except percentages)

	Three Months Ended March 31,
	2017					2016
	COS, Subscription	COS, Prof. services & other	R&D	S&M	G&A	COS, Subscription	COS, Prof. services & other	R&D	S&M	G&A
GAAP expense	$11,409	$5,663	$13,370	$46,672	$13,138	$8,910	$5,061	$9,804	$35,198	$9,848
Stock -based compensation	(115)	(449)	(2,442)	(3,770)	(2,527)	(94)	(324)	(1,758)	(2,427)	(1,628)
Amortization of acquired intangibles	(9)	—	—	(7)	—	(18)	—	—	(6)	—

Non-GAAP expense	$11,285	$5,214	$10,928	$42,895	$10,611	$8,798	$4,737	$8,046	$32,765	$8,220

GAAP expense as a percentage of revenue	13.9%	6.9%	16.3%	56.7%	16.0%	15.1%	8.6%	16.6%	59.7%	16.7%
Non-GAAP expense as a percentage of revenue	13.7%	6.3%	13.3%	52.2%	12.9%	14.9%	8.0%	13.6%	55.6%	13.9%

Reconciliation of non-GAAP subscription margin

(in thousands, except percentages)

	Three Months Ended March 31,
	2017	2016
GAAP subscription margin	$66,094	$46,026
Stock -based compensation	115	94
Amortization of acquired intangible assets	9	18

Non-GAAP subscription margin	$66,218	$46,138

GAAP subscription margin percentage	85.3%	83.8%
Non-GAAP subscription margin percentage	85.4%	84.0%

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Reconciliation of free cash flow

(in thousands)

	Three Months Ended March 31,
	2017	2016
GAAP net cash and cash equivalents provided by operating activities	$19,092	$3,178
Purchases of property and equipment	(5,835)	(6,641)
Capitalization of software development costs	(1,610)	(1,434)

Non-GAAP free cash flow	$11,647	$(4,897)

Non-GAAP Financial Measures

In this release, HubSpot’s non-GAAP operating income (loss), operating margin, subscription margin, expense, expense as a percentage of revenue, net income (loss), and free cash flow are not presented in accordance with GAAP and are not intended to be used in lieu of GAAP presentations of results of operations.

Management presents these non-GAAP financial measures because it considers them to be important supplemental measures of performance. Management uses the non-GAAP financial measures for planning purposes, including analysis of the company’s performance against prior periods, the preparation of operating budgets and to determine appropriate levels of operating and capital investments. Management also believes that the non-GAAP financial measures provide additional insight for analysts and investors in evaluating the company’s financial and operational performance. However, these non-GAAP financial measures have limitations as an analytical tool and are not intended to be an alternative to financial measures prepared in accordance with GAAP. We intend to provide these non-GAAP financial measures as part of our future earnings discussions and, therefore, the inclusion of these non-GAAP financial measures will provide consistency in our financial reporting. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures. A reconciliation of our non-GAAP financial measures to their most directly comparable GAAP measures has been provided in the financial statement tables included above in this press release.

These non-GAAP measures exclude share-based compensation and amortization of acquired intangible assets. We believe investors may want to exclude the effects of these items in order to compare our financial performance with that of other companies and between time periods:

(a)	Stock-based compensation is a non-cash expense accounted for in accordance with FASB ASC Topic 718. We believe that the exclusion of stock-based compensation expense allows for financial results that are more indicative of our operational performance and provide for a useful comparison of our operating results to prior periods and to our peer companies because stock-based compensation expense varies from period to period and company to company due to such things as differing valuation methodologies and changes in stock price.

(b)	Expense for the amortization of acquired intangible assets is a non-cash item, and we believe that the exclusion of this amortization expense provides for a useful comparison of our operating results to prior periods and to our peer companies.

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Investor Relations Contact:

Charles MacGlashing,

investors@hubspot.com

Media Contact:

Laura Moran,

lmoran@hubspot.com

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